                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                               MAPQUEST.COM.INC.
                               ----------------

            (Exact Name of Registrant as Specified in its Charter)

           Delaware                                           36394110
--------------------------------------------------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


3710 Hempland Road, Mountville,Pennsylvania                     17554
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(Address of Principal Executive Officers                      (Zip Code)

   If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box [ ]

   If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box [X]

   Securities Act registration statement file number to which this form relates:
333-72667.
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   Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each Class                        Name of Each Exchange on Which
     to be Registered                           Each Class is to be Registered
     -------------------                        ------------------------------

          None                                             None


   Securities to be registered pursuant to Section 12(g) of the Act:

     Title of each Class
     to be Registered
     -------------------

   Common Stock, par value $0.01 per share

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The description of the common stock, par value $.001 per share, of the Registrant under the caption "Description of Securities" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-72667), as filed with the Securities and Exchange Commission on February 19, 1999, as amended from time to time, is hereby incorporated by reference.

ITEM 2.    EXHIBITS

Number          Description
------          ------------

1.1             Form of Underwriting Agreement (incorporated by reference to
                Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-72667)).

3.1 Restated Certificate of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1 (File No. 333-72667)).

3.2 Form of Amendment No. 2 to the Amended and Restated Certificate of Incorporated of MapQuest, to be filed prior to consummation of the offering (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-72667)).
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3.3  Form of Amended Restated Certificate of Incorporation of MapQuest, to be
     effective immediately prior to the consummation of the offering (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-72667)).

3.4 By-Laws of MapQuest (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-72667)).

4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-72667)).

10.1 Cartographic Product Development, Publishing, Marketing and Distribution Agreement, dated as of April 22, 1997, between National Geographic Society, National Geographic Holdings, Inc. and MapQuest.com, Inc. (incorporated by reference to Exhibit 10.1 the Registrant's Registration Statement on Form S-1 (File No. 333-726667)).

10.2 Employment Agreement, dated as of August 10, 1998 between Michael Mulligan and MapQuest.com, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (File No.333-72667)).

10.3 Employment Agreement dated as of October 31, 1994, between William Muenster and MapQuest.com, Inc. (incorporated by reference to Exhibit 10.3 to Registrant's Registration Statement on Form S-1 (File No. 333-72667)).

10.4 MapQuest.com, Inc. 1995 Stock Option Plan (incorporated by reference to
     Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (File No.333-72667)).

10.5 Amendment No. 1 to 1995 Stock Option Plan of MapQuest.com, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (File No. 333-72667)).

10.6 Amendment No. 2 to 1995 Stock Option Plan of MapQuest.com, Inc. (incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 (File No. 333-72667)).

10.7 Amendment No. 3 to 1995 Stock Option Plan of MapQuest.com, Inc. (incorporated by reference to Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 (File No. 333-72667)).
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10.8      Amendment No. 4 to 1995 Stock Option Plan of MapQuest.com, Inc.
          (incorporated by reference to Exhibit 10.8 to the Registrant's Registration Statement on Form S-1 (File No. 333-72667)).

10.9 MapQuest 1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 to the Registrant's Registration Statement on Form S-1 (File No. 333-72667)).

10.10 MapQuest 1999 Stock Plan (incorporated by reference to Exhibit 10.10 to the Registrant's Registration Statement on Form S-1 (File No. 333-72667)).

10.11 Form of Recapitalization Agreement among Map Quest and the stockholders named therein (incorporated by reference to Exhibit 10.11 to the Registrant's Registration Statement on Form S-1 (File No. 333-72667))
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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                 MAPQUEST.COM, INC.
                                                 (Registrant)


Dated: April 27, 1999                            By: /s/ Michael J. Mulligan
                                                     -----------------------
                                                     Michael J. Mulligan
                                                     Chief Executive
                                                     Officer and Chairman of the
                                                     Board of Directors